Exhibit 99.1

NEWS RELEASE

NuVasive Acquires Simplify Medical

Simplify Cervical Artificial Disc provides NuVasive most clinically effective technology in the cervical total disc replacement (cTDR) procedure segment

Expands growth opportunities and further differentiates Company’s comprehensive portfolio across ACDF, PCF, and cTDR procedures

SAN DIEGO –  February 24, 2021 – NuVasive, Inc. (NASDAQ: NUVA), the leader in spine technology innovation, focused on transforming spine surgery with minimally disruptive, procedurally integrated solutions, today announced that it has acquired Simplify Medical, a privately held company and developer of the Simplify® Cervical Artificial Disc (Simplify Disc) for cervical total disc replacement (cTDR).

The acquisition of Simplify Medical adds the most clinically effective cTDR technology and further distinguishes NuVasive’s cervical portfolio in the market. The cervical segment of the global spine market represents a $2.6 billion opportunity, and the Company is well-positioned to expand its reach with the addition of the Simplify Disc to its C360™ portfolio. NuVasive is now able to address all key segments of the cervical spine by offering comprehensive, procedurally integrated solutions across anterior cervical discectomy and fusion (ACDF), posterior cervical fusion (PCF), and cTDR procedures.

“The acquisition of Simplify Medical advances our previously communicated long-term growth strategy by both expanding, and further distinguishing, our portfolio with industry-leading innovation,” said J. Christopher Barry, chief executive officer of NuVasive. “Combining the Simplify Disc with NuVasive’s C360 portfolio will enable us to provide surgeons with world-class cervical technology, regardless of their preferred procedural approach. We are excited about the opportunities this acquisition creates as we work to optimize the surgeon experience, advance the standard of care, and create value for shareholders.”

The Simplify Disc is supported by level-1 evidence through the FDA investigational device exemption (IDE) study1 and was found to be clinically superior to ACDF in the randomized controlled trial. The device is currently being evaluated in a separate IDE study in the U.S. for 2-level indications, pending FDA approval.

[1]	Simplify Cervical Artificial Disc – P200022

“As demonstrated by the strong clinical data and the unique design characteristics of the Simplify Disc, we share NuVasive’s focus on outcome-driven innovation,” said David Hovda, president and chief executive officer of Simplify Medical. “Together, we create a comprehensive, procedurally integrated cervical portfolio differentiated by technology and breadth. NuVasive’s scale and global commercial channels will greatly accelerate the ability to bring the Simplify Disc to more surgeons and patients around the world.”

Simplify Medical’s technology was designed to offer surgeons best-in-class capabilities for cTDR across key performance functions, including:

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Radiologic Design: The disc, uniquely comprised of PEEK on ceramic materials, allows for enhanced visualization through MRI postoperatively compared to competitive devices, a key imaging modality in spine;

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Anatomic Disc Heights: The Simplify Disc is anatomically designed and includes 4mm, 5mm, and 6mm options. The 4mm, the lowest disc height in the market,[2] more closely matches the native disc height of a wide range of patients; and

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Physiologic Motion: The proprietary disc design provides unique articulation which allows a variable center of rotation for each treated level and is designed to closely mimic the motion dynamics of a natural spine segment.

NuVasive will leverage its commercial and distribution channels in the U.S. and international markets to drive utilization of the Simplify Disc. The Company expects the acquisition to accelerate net sales growth and be accretive to non-GAAP diluted earnings per share in 2022. This reflects the technology’s favorable growth and margin profile, combined with NuVasive’s substantial commercial capability and C360 portfolio integration.

Transaction Details

Pursuant to the terms of the transaction agreement, NuVasive made an upfront payment to Simplify Medical of $150.0 million at closing, subject to customary purchase price adjustments, and agreed to make additional future payments contingent upon milestones related to regulatory approval and net sales from products incorporating the Simplify Cervical Artificial Disc technology. NuVasive funded the upfront payment at closing using available cash on hand.

Advisors

DLA Piper is serving as NuVasive’s legal counsel. JPMorgan is serving as exclusive financial advisor to Simplify Medical, and Wilson Sonsini Goodrich & Rosati and Johnson Winter & Slattery are serving as its legal counsel.

Investor Conference Call

NuVasive plans to announce tomorrow its financial results for the fourth quarter and full year ended Dec. 31, 2020. The Company will hold a conference call tomorrow, Feb. 25, 2021, at 4:30 p.m. ET / 1:30 p.m. PT to discuss these results. It will also discuss the Simplify Medical transaction at that time. The dial-in numbers are 1-800-954-0604 for domestic callers and 1-312-281-1210 for international callers. A live webcast of the conference call will be available online from the Investor Relations page of the Company's website at www.nuvasive.com.

[2]	Data on file. Based on review of publicly available materials at the time of this release.

About NuVasive

NuVasive, Inc. (NASDAQ: NUVA) is the leader in spine technology innovation, with a mission to transform surgery, advance care, and change lives. The Company's less-invasive, procedurally integrated surgical solutions are designed to deliver reproducible and clinically proven outcomes. The Company's comprehensive procedural portfolio includes surgical access instruments, spinal implants, fixation systems, biologics, software for surgical planning, navigation and imaging solutions, magnetically adjustable implant systems for spine and orthopedics, and intraoperative neuromonitoring technology and service offerings. With more than $1 billion in net sales, NuVasive has approximately 2,700 employees and operates in more than 50 countries serving surgeons, hospitals, and patients. For more information, please visit www.nuvasive.com.

About Simplify Medical

Simplify Medical is a medical device company focused on cervical spinal disc arthroplasty, using innovative, MRI-compatible materials designed to optimize diagnostic imaging and decrease the need for ionizing radiation. Simplify Medical is located in Sunnyvale, California. To learn more, visit www.simplifymedical.com.

Forward-Looking Statements

NuVasive cautions you that statements included in this news release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive's results to differ materially from historical results or those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements about the potential benefits of the acquisition, including the expected impact on future financial and operating results, and post-acquisition plans and intentions. The forward-looking statements contained herein are based on the current expectations and assumptions of NuVasive and not on historical facts. The following important factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the loss of key employees; the risk that the businesses will not be integrated successfully; unexpected variations in market growth and demand for the combined company’s products and technologies; and the risk that benefits from the acquisition may not be fully realized or may take longer to realize than expected. Additional risks and uncertainties that may affect future results are described in NuVasive’s news releases and periodic filings with the Securities and Exchange Commission. NuVasive's public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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Investor Contact:

investorrelations@nuvasive.com

Media Contact:

Michael Farrington

NuVasive, Inc.

858-909-1940

media@nuvasive.com